Exhibit 99.1

Cellular Biomedicine Group Announces Appointment of New Member to the Board of Directors

SHANGHAI, China and CUPERTINO, Calif., July 12, 2016 /GlobeNewswire/ -- Cellular Biomedicine Group Inc. (NASDAQ: CBMG) (“CBMG” or the “Company”), a clinical-stage biomedicine firm engaged in the development of effective stem cell therapies for degenerative diseases and immunotherapies for cancer, today announced the appointment of Dr. Zhou Hansheng as a Director of the Company, effective immediately.

“Dr. Zhou is a well-respected and seasoned healthcare and technology executive with over twenty-eight years of experience in developing new technologies within China,” said Terry A. Belmont, Chairman of the Board of CBMG. “We are delighted to welcome him to the Board and look forward to his invaluable perspective and contributions towards establishing strategic partnerships and realizing the commercialization of the Company’s dual technology platforms.”

Dr. Zhou commented, “I am honored to join the seasoned team at CBMG who seeks to turn translational medicine into clinical benefits serving a large patient population, and look forward to being a part of this important stage of the Company’s growth and success.”

About Dr. Zhou Hansheng
Dr. Zhou currently serves as Chief Executive Officer of Wuhan Dangdai Science & Technology Industries (Group) Co., Ltd, a China-based privately held conglomerate with a substantial medical and pharmaceutical portfolio in China, including the Hong Kong subsidiary Dangdai International Group Co., Limited, which is a major shareholder of CBMG. He previously served as the CFO and Managing Director of Wuhan Humanwell Healthcare Group Co.,Ltd. With a bachelor’s degree in cell biology and a master’s degree in animal physiology, Dr. Zhou earned his Ph.D. in applied chemistry from the Beijing Institute of Technology.

About Cellular Biomedicine Group
Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative and cancerous diseases.  Our developmental stem cell and Immuno-Oncology projects are the result of research and development by scientists and doctors from China and the United States. Our GMP facilities in China, consisting of nine independent cell production lines, are designed, certified and managed according to U.S. standards.  To learn more about CBMG, please visit: www.cellbiomedgroup.com

Forward-Looking Statements
Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include risks inherent in doing business, trends affecting the global economy, including the devaluation of the RMB by China in August 2015 and other risks detailed from time to time in CBMG’s reports filed with the Securities and Exchange Commission, quarterly reports on form 10-Q, current reports on form 8-K and annual reports on form 10-K. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

CBMG Press Room	www.CellBioMedGroup.com	PR 2016 010

Contacts:
Sarah Kelly
Director of Corporate Communications, CBMG
+1 408-973-7884
sarah.kelly@cellbiomedgroup.com

Vivian Chen
Managing Director Investor Relations, Grayling
+1 347 481-3711
vivian.chen@grayling.com

CBMG Press Room	www.CellBioMedGroup.com	PR 2016 010